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                                                                      EXHIBIT 21

                             EDISON MISSION ENERGY
                         SUBSIDIARIES AND PARTNERSHIPS
                         -----------------------------
                              As of March 13, 1998

Domestic
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Aguila Energy Company (LP)
     American Bituminous Power Partners, L.P. (Delaware limited partnership)
          American Kiln Partners, Limited Partnership (Delaware Limited partnership)
Anacapa Energy Company (GP)
     Salinas River Cogeneration Company (Partnership)
Arrowhead Energy Company
Balboa Energy Company (GP)
     Smithtown Cogeneration, L.P. (Delaware Partnership)
Bergen Point Energy Company (GP)
     TEVCO/Mission Bayonne Partnership (Delaware general partnership)
Blue Ridge Energy Company (GP)
     Bretton Woods Cogeneration, L.P. (Delaware limited partnership)
Bretton Woods Energy Company (GP & LP)
     Bretton Woods Cogeneration, L.P. (Delaware limited partnership)
Camino Energy Company (GP)
     Watson Cogeneration Company (Partnership)
Capistrano Cogeneration Company (GP)
     James River Cogeneration Company (North Carolina Partnership)
Centerport Energy Company (GP & LP)
     Riverhead Cogeneration I, L.P. (Delaware Partnership)
Chesapeake Bay Energy Company (formerly Woodland Energy Company) (GP)
     Delaware Clean Energy Project (Delaware General Partnership)
Chester Energy Company
     Holds option to purchase piece of property (vacant land) located in or near Richmond/ Chesapeake, Virginia
Clayville Energy Company
     Oconee Energy, L.P. (Delaware limited partnership)
Colonial Energy Company (formerly Hentland Farm Energy Company)-Inactive Coronado Energy Company
     Oconee Energy, L.P.
Crescent Valley Energy Company (Inactive)
Delaware Energy Conservers, Inc. (Delaware corporation) - Inactive
Del Mar Energy Company (GP)
     Mid-Set Cogeneration Company (Partnership)
Desert Sunrise Energy Company (Nevada Corporation) - Inactive
Devereaux Energy Company (LP)
     Auburndale Power Partners, Limited Partnership (Delaware limited partnership)
East Maine Energy Company (Inactive)
Eastern Sierra Energy Company (GP & LP)
     Saguaro Power Company, A Limited Partnership (Partnership)
Edison Mission Energy Funding Corp. (Delaware corporation)
Edison Mission Energy Interface Ltd. (Canadian company)
     The Mission Interface Partnership

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Edison Mission Operation & Maintenance, Inc.
     Mission Operations de Mexico, S.A. de C.V.
El Dorado Energy Company  (GP)
     Auburndale Power Partners, Limited Partnership (Delaware limited partnership)
EMP, Inc. (Oregon Corporation) (GP & LP)
     GEO East Mesa Limited Partnership (Partnership)
          GEO East Mesa Electric Company (Nevada corporation)
Four Counties Gas Company (Inactive)
Hanover Energy Company
     Chickahominy River Energy Corp.
          Commonwealth Atlantic Limited Partnership (Delaware Partnership) Holtsville Energy Company (GP & LP)
     Brookhaven Cogeneration, L.P. (Delaware Partnership)
Indian Bay Energy Company (GP & LP)
     Riverhead Cogeneration III, L.P. (Delaware Partnership)
Jefferson Energy Company (GP & LP) (Inactive)
Kings Canyon Energy Company (Inactive)
Kingspark Energy Company (GP & LP)
     Smithtown Cogeneration, L.P. (Delaware Partnership)
Laguna Energy Company (Inactive)
La Jolla Energy Company (Inactive)
Lake Grove Energy Company (Inactive)
Lakeview Energy Company
     Georgia Peakers, L.P. (Delaware partnership)
Lehigh River Energy Company (GP)
Longview Cogeneration Company (formerly Columbia River Cogeneration Company and prior to that, formerly Cabrillo Energy Company) - Inactive
Madera Energy Company (GP)
     Brookhaven Cogeneration , L.P. (Delaware Partnership)
Madison Energy Company (formerly Sunshine Generators, Inc.) (LP)
     Gordonsville Energy L. P. (Delaware partnership)
Mission/Eagle Energy Company
Mission Energy Construction Services, Inc. (formerly Glenwood Springs Property, Inc.)
Edison Mission Energy Fuel
     Edison Mission Energy Oil and Gas
          Four Star Oil & Gas Company
     Edison Mission Energy Petroleum
     Pocono Fuels Company (Inactive)
     Southern Sierra Gas Company
          TM Star Fuel Company (California general partnership)
Mission Energy Holdings, Inc.
     Mission Capital, L.P. (Delaware limited partnership) owned 97%/3% by EME respectively
Mission Energy Holdings International, Inc. (formerly Patapsco Energy Company) (Owns 100% of MEC International B.V.)
Mission Energy Indonesia (formerly Chula Energy Company) - Inactive
Mission Energy Mexico (Inactive)

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Mission Energy New York, Inc. (formerly, Allegheny Energy Company) (GP & LP)
     Brooklyn Navy Yard Cogeneration Partners, L.P. (Delaware Partnership) Mission Energy Wales Company (formerly San Jacinto Energy Company)
     Mission Hydro Limited Partnership (UK limited partnership)
Mission Energy Westside, Inc. (formerly Sun Coast Energy Company) - Inactive Mission Triple Cycle Systems Company (GP)
     Triple Cycle Partnership (Texas general partnership)
Northern Sierra Energy Company (GP)
     Sobel Cogeneration Company (California general partnership)
North Jackson Energy Company (Inactive)
Ortega Energy Company
Panther Timber Company (GP)
     American Kiln Partners, Limited Partnership (Delaware limited partnership) Paradise Energy Company - Inactive
Pleasant Valley Energy Company (GP)
     American Bituminous Power Partners, L.P. (Delaware Partnership)
Prince George Energy Company (LP)
     Hopewell Cogeneration Limited Partnership (Delaware partnership)
     Hopewell Cogeneration Inc. (Delaware corporation)
               Hopewell Cogeneration Limited Partnership (Delaware partnership) Quartz Peak Energy Company (LP)
     Nevada Sun-Peak Limited Partnership (Nevada partnership)
Rapidan Energy Company (GP)
     Gordonsville Energy, L.P. (Delaware Partnership)
Reeves Bay Energy Company (GP & LP)
     North Shore Energy, L.P. (Delaware Partnership)
          Northville Energy Corporation (New York corporation)
Ridgecrest Energy Company (GP)
     Riverhead Cogeneration I, L.P. (Delaware Partnership)
Rio Escondido Energy Company - Inactive
Riverport Energy Company (GP & LP)
     Riverhead Cogeneration II, L.P. (Delaware Partnership)
San Gabriel Energy Company (Inactive)
San Joaquin Energy Company (GP)
     Midway-Sunset Cogeneration Company, L.P. (Partnership)
San Juan Energy Company (GP)
     March Point Cogeneration Company (Partnership)
San Pedro Energy Company (GP)
     Riverhead Cogeneration II, L.P. (Delaware Partnership)
Santa Ana Energy Company (GP)
     Riverhead Cogeneration III, L.P. (Delaware Partnership)
Santa Clara Energy Company (GP)
     North Shore Energy, L.P. (Delaware Partnership)
          Northville Energy Corporation (New York corporation)
Silverado Energy Company (GP)
     Coalinga Cogeneration Company (Partnership)
Silver Springs Energy Company
     Georgia Peaker, L.P. (Delaware limited partnership)

                                       3
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Sonoma Geothermal Company (GP & LP)
     Geothermal Energy Partners Ltd. (California partnership)
South Coast Energy Company (GP)
     Harbor Cogeneration Company (Partnership)
Southern Sierra Energy Company (GP)
     Kern River Cogeneration Company (California general partnership) Thorofare Energy Company
Viejo Energy Company (GP)
     Sargent Canyon Cogeneration Company (Partnership)
Vista Energy Company (New Jersey Corporation) (GP & LP)
Western Sierra Energy Company (GP)
     Sycamore Cogeneration Company (California general partnership)


International
-------------
Edison Mission Energy Asia Pte. Ltd. (formerly Mission Energy Asia Pte. Ltd.) (Singapore)
     Edison Mission Energy Asia Pacific Pte. Ltd. (Singapore)
     Edison Mission Energy Fuel Company Pte. Ltd. (Singapore)
     Edison Mission Operation and Maintenance Services Pte. Ltd. (Singapore) P.T. Edison Mission Operation and Maintenance Indonesia (Indonesia)
Edison Mission Energy Holdings Pty Ltd (Australia) (formerly Mission Energy Holdings Pty Ltd)
     Edison Mission Operation & Maintenance Kwinana Pty Ltd (formerly Mission Operations (Kwinana) Pty Ltd (Australia)
     Edison Mission Operation & Maintenance Loy Yang Pty. Ltd. (formerly Mission Energy Management Australia Pty. Ltd.) (Australia)
     Mission Energy Development Australia Pty. Ltd.
     Mission Energy Holdings Superannuation Fund Pty Ltd.
     Mission Energy (Kwinana) Pty Ltd
          Kwinana Power Partnership (Australian G.P.)
Edison Mission Energy International B.V. (formerly MEC Mission B.V.)
(Netherlands)
Edison Mission Energy Power (Mauritius)
EME Victoria B.V. (Inactive)
Hydro Energy B.V. (Netherlands company)
     Edison Mission Energy Espana (formerly Energias Hidraulicas, S.A.) (Spain corporation)
     Iberica de Energias, S.A. (Spain corporation)
          Electrometalurgica del Ebro, S.A. (Spain corporation)
               Monasterio de Rueda, S.L. (inactive)
Iberian Hy-Power Amsterdam, B.V. (Netherlands Antilles corporation)
     Hidroelectrica de Olvera, S.A. (Spain corporation)
     Hidroelectrica del Sossis, S.A. (Spain corporation)
Loy Yang Holdings Pty Ltd (Australia)
     Edison Mission Energy Holdings Pty Ltd (Australia)
          Mission Energy Holdings Superannuation Fund Pty Ltd.Edison Mission Energy Australia Ltd (formerly Mission Energy Australia Ltd. (an Australian public company)
          Edison Mission Operation &Maintenance Kwinana Pty. Ltd.
          Edison Mission Operation & Maintenance Loy Yang Pty. Ltd.
          Mission Energy (Kwinana) Pty. Ltd.
          Edison Mission Energy Australia Ltd.

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     Mission Energy Ventures Australia Pty. Ltd.
     Latrobe Power Pty
          Mission Victoria Partnership
               Latrobe Power Partnership
                    Loy Yang Joint Venture
MEC Esenyurt B.V. (Netherlands)
     Doga Enerji Uretim Sanayi ve Ticaret A.S. (Turkish corporation)
     Doga Isi Satis Hizmetleri Ticaret L.S.
     Doga Isletme ve Bakim Ticaret L.S.
MEC IES B.V. (Netherlands) formerly MEC ESA B.V.
     ISAB Energy Services s.r.l. (Operator of ISAB )
MEC India B.V. (Netherlands)
     Edison Mission Energy Power (Mauritius corporation)
MEC Indo Coal B.V. (Netherlands)
     P.T. Adaro Indonesia (Indonesia)
MEC Indonesia B.V. (Netherlands)
     P.T. Paiton Energy Company (Indonesia)
MEC International Holdings B.V.(Netherlands)
MEC Laguna Power B.V. (Netherlands company)
     Gulf Power Generation Co. Ltd. (Bangkok corporation)
MEC Perth B.V. (Netherlands)
     Kwinana Power Partnership (Australian GP)
MEC Priolo B.V. (Netherlands)
     ISAB Energy S.r.l.
MEC San Pascual B.V. (Netherlands)
     San Pascual Cogeneration Company International B.V.
MEC Sidi Krir (formerly MEC Colombia B.V.) (Netherlands)
MEC Wales B.V. (Netherlands)
     Mission Hydro Limited Partnership (UK)
          EME Generation Holdings Ltd.
               EME Victoria Generation Ltd.
                    Mission Energy Development Australia Pty Ltd
                         Gippsland Power Pty Ltd
                    Energy Capital Partnership
                         Enerloy Pty Ltd
Mission Energy Italia s.r.l. (Rep. office in Italy)
P.T. Mission Operation and Maintenance Indonesia (Indonesian company)
Mission Energy Interface Ltd. (Canadian  company)
     The Mission Interface Partnership (Province of Ontario general partnership) Mission Energy Company (UK) Limited (UK private limited company)
     Derwent Cogeneration Limited (UK private limited company)
     Edison Mission Energy Limited (UK private limited company)
     Mission Energy Services Limited (UK private limited company)
     Mission (No. 2) Limited (UK private limited company)
     Pride Hold Ltd. (UK corporation)
     Lakeland Power Development Company (UK corporation)
     Lakeland Power Ltd. (UK corporation)
     Mission Hydro (UK) Ltd.
          Mission Hydro Ltd. Partnership (UK)
          First Hydro Holdings Company
               First Hydro Finance plc
                    First Hydro Company
P.T. Edison Mission Operation and Maintenance Indonesia (Indonesia)

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